UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2020

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of current market conditions and in furtherance of actions taken by Archrock, Inc. (the “Company”) to reduce costs and improve cash flow, each of D. Bradley Childers, Doug S. Aron, Stephanie C. Hildebrandt, Jason G. Ingersoll and Eric R. Thode (each, an “Executive”) entered into a compensation letter (the  “Compensation Letter”) with the Company dated April 24, 2020, which provides for a 10% reduction (or, in the case of Mr. Childers, a 25% reduction) in each Executive’s annual base salary. Under their respective Compensation Letter, effective as of June 7, 2020, the Executives have agreed to reductions to their respective annual base salaries to the following levels: Mr. Childers: $656,250; Mr. Aron: $414,000; Ms. Hildebrandt: $378,000; Mr. Ingersoll: $324,000; and Mr. Thode: $315,000.

Under each Executive’s Compensation Letter, the terms of which were approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) on April 24, 2020, if an Executive incurs a qualifying termination of employment under his or her severance benefit agreement with the Company (a “Severance Benefit Agreement”) or his or her change of control agreement with the Company (a “Change of Control Agreement”), then, for purposes of calculating the applicable Executive’s severance payments and benefits under his or her Severance Benefit Agreement or Change of Control Agreement (as applicable), the Company will apply the Executive’s pre-reduction base salary.

Further, each Executive has agreed to waive his or her right to resign his or her employment with the Company for “Good Reason” (as defined in the applicable Severance Benefit Agreement or Change of Control Agreement) in connection with the compensation changes described in the applicable Executive’s Compensation Letter. In the event of any subsequent reduction in an Executive’s annual base salary, the cumulative impact of such subsequent reduction and the compensation changes described in the applicable Executive’s Compensation Letter may be taken into account for determining whether “Good Reason” exists under the Executive’s Severance Benefit Agreement or Change of Control Agreement (as applicable).

In addition, on April 24, 2020, the Compensation Committee recommended and the Board of Directors approved a 25% reduction in all retainers paid to directors, including the base, chairman of the board and committee chair retainers, effective beginning with the payment for the second quarter of 2020.

The foregoing summary is qualified in its entirety by reference to the Form of Compensation Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated in this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 104	Form of Compensation Letter Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

April 30, 2020

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